Exhibit 10.23

GENERAL RELEASE AND AGREEMENT

I, Robert J. Taragan, acknowledge that my employment with United Online, Inc. (the “Company”) terminates on February 16, 2015 (the “Separation Date”) and that I will not perform any further employee duties or render services in any other capacity to the Company or its affiliates after such date and my employment agreement with the Company dated effective as of February 7, 2011, as amended January 25, 2013 and July 29, 2013, and any other prior employment agreements between me and the Company, (as amended, the “Employment Agreement”) is terminated as of the Separation Date, subject to the surviving provisions contained therein.  Effective on the Separation Date, I shall resign from my position as an officer of the Company and any other positions I may hold with the Company or any of its affiliates, and I agree that I will execute any and all documents necessary to effect such resignations.

The Company is offering me the following separation payment, less any applicable tax withholdings, contingent upon the initial effectiveness of the release set forth herein following my first execution of this document (the “Release”) on or within twenty-one (21) days after it is initially provided to me, as set forth in Section 15 below:

(i)                                     $435,000.00 (the “Severance Payment”), to be paid in a lump sum the later of:  (a) within fourteen (14) days following the Separation Date; and (b)  within thirty (30) days following the First Release Effective Date (as defined below).

The Company is offering me the following additional separation benefits, less any applicable tax withholdings, contingent upon the effectiveness of my second signature on this Release on the Separation Date as set forth in Section 16 below:

(i)                                     an additional separation payment equal to the annual bonus for the 2014 fiscal year that I would have received under the 2014 Management Bonus Plan (“2014 MBP”) on the basis of: (i) achieving 100% attainment of my individual performance goals under the 2014 MBP (which component constitutes 25% of my potential bonus), and (ii) the actual attainment of the Company’s and the Communications segment’s financial performance goals under the 2014 MBP, as determined by the Board of Directors of the Company or authorized committee thereof in accordance with the terms of the 2014 MBP (which component constitutes 75% of my potential bonus), had I remained employed by, and in good standing with, the Company through the payment date of such bonus (the “2014 Bonus Payment”), with such amount to be paid in a lump sum cash payment on the later of:  (a) the same time that the bonus payments under the 2014 MBP are paid to the other executive officers of the Company in 2015, which shall in no event be later than March 15, 2015, and (b) the Second Release Effective Date; and

(ii)                                  the premium for COBRA health benefits coverage for three (3) months to be paid in a lump sum within thirty (30) days following the Second Release Effective Date (“COBRA Payment”).

For purposes of clarification, all my outstanding stock option awards and restricted stock unit awards that are scheduled to vest on February 15, 2015, shall vest in accordance with their terms.

For the purposes of this Release, the Severance Payment is referred to as the “Main Separation Benefits”.  The Main Separation Benefits, the 2014 Bonus Payment, and the COBRA Payment are collectively referred to as the “Separation Benefits”.

In consideration of the Separation Benefits, I hereby agree to the following Release:

1.              On behalf of myself, my heirs, executors, administrators, successors, and assigns, I hereby fully and forever release and discharge (a) United Online, Inc. and each of its past or present parents, subsidiaries, affiliates, insurers, insurance policies and benefit plans, (b) each of the past and present shareholders, officers, directors, agents, employees, representatives, administrators, fiduciaries and attorneys of the foregoing entities and plans, and (c) the predecessors, successors, transferees and assigns of each of the persons and entities described in this sentence (collectively, the “Company Released Parties”) from any and all claims, causes of action, and liabilities arising out of or relating in any way to my employment with the Company, including, but not limited to, the offer and termination of my employment, the Employment Agreement, as well as the terms and conditions of my employment and good faith disputes regarding my wages and hours of work.

I understand and agree that this Release is a full and complete waiver and release of all claims, including, but not limited to, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, wrongful termination, violation of public policy, defamation, personal injury, emotional distress, claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act,  the Employee Retirement Income Security Act (except for claims for vested benefits under a pension or retirement plan), the Family and Medical Leave Act, the California Fair Employment and Housing Act, the Equal Pay Act of 1963,  the provisions of the California Labor Code, and any and all other federal, state, or local constitutional, statutory, regulatory, or common law causes of action now or hereafter recognized, and any claims for attorneys’ fees and costs.  Nothing in this Release shall waive any of the following: (i) rights or claims that arise after the date on which I execute this Release, (ii) claims I may have for unemployment compensation and workers’ compensation, and, subject to paragraph 6, below, to reimbursement for business expenses, (iii) claims for health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA), (iv) claims with respect to vested benefits under a pension or retirement plan governed by the Employee Retirement Income Security Act, (v) claims for the Separation Benefits, (vi) claims or rights to indemnification arising under the charter or by-laws of the Company (and/or its affiliates) or any rights arising from the director and officer insurance policy or policies of the Company and (vii) any claims that, as a matter of applicable law, are not waivable or otherwise subject to release.

2.              I do not presently believe I have suffered any work-related injury or illness.

3.              I understand and agree that the Company will not provide me with the Separation Benefits unless I execute and deliver this Release under the terms and conditions set forth herein and such Release becomes enforceable and irrevocable under applicable law.  I further understand that I have received or will receive, regardless of the execution of this Release, all undisputed wages owed to me, together with any accrued but unused vacation pay, less deductions, in my final paycheck.  I acknowledge and understand that I am waiving and releasing all claims for disputed wages or other forms of compensation.  I acknowledge and understand that: (1) except for the Separation Benefits, I am waiving and releasing all claims for severance payments or benefits, including any payment or benefit payable under the Employment Agreement and any applicable severance benefit plan (including the Company’s Severance Benefit Plan and Summary Plan Description, amended effective May 1, 2014), and (2) all of my outstanding stock option, restricted stock unit and/or other equity awards that are unvested as of February 16, 2015 (after giving effect to the awards regularly scheduled to vest on February 16, 2015) shall immediately be cancelled and terminated without any further vesting or acceleration and all of my outstanding stock options that are vested shall remain exercisable for the period of time following my Separation Date in accordance with their terms.

4.              I understand that I am releasing potentially unknown claims, and that I have limited knowledge with respect to some of the claims being released.  I acknowledge that there is a risk that, after signing this Release, I may learn information that might have affected my decision to enter into this Release.  I acknowledge, for example, that I may learn that I have suffered injuries of which I am not presently aware.  I assume this risk and all other risks of any mistake in entering into this Release.  I agree that this Release is fairly and knowingly made.  I expressly waive all rights and benefits conferred upon me by the provisions of Section 1542 of the California Civil Code and/or any analogous law of any other state, which states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

I consciously intend these consequences even as to claims for damages that may exist as of the date I execute this Release that I do not know exist, and which, if known, would materially affect my decision to execute this Release, regardless of whether the lack of knowledge is the result of ignorance, oversight, error, negligence or any other cause.

5.              As part of my existing and continuing obligation to the Company, within seven (7) days after the Separation Date, I must return to the Company all Company documents, information, and property, including files, records, computer access codes, and instruction manuals, as well as any Company assets or equipment that I have in my possession or under my control (collectively, the “Company Property”).  I further agree not to keep any copies of the Company Property or any other Company documents or information.  I understand that the return of such Company Property within the applicable seven (7) day period is an additional express condition to my entitlement to the Separation Benefits.  I affirm my obligation to keep all Company Information confidential and not to disclose it to any third party in the future.  I understand that the term “Company Information” includes, but is not limited to, the following:  (a) confidential information, including information received from third parties under confidential conditions; and (b) information concerning customers (including customer lists), as well as other technical, scientific, marketing, business, product development, or financial information, the use or disclosure of which might reasonably be determined to be contrary to the interests of the Company.

6.              I agree that, within thirty (30) days after the Separation Date, I will submit, if applicable, my final documented expense reimbursement statement reflecting all business expenses I incurred through the Separation Date for which I seek reimbursement. I acknowledge that my failure to submit such a statement within this time period may result in my waiver of any right to be reimbursed by the Company for any such expenses.  The Company will reimburse me (pursuant to the Company’s standard expense reimbursement policies) for any such expenses for which I submit such timely documentation within seven (7) business days after such submission.

7.              I represent and warrant that I am the sole owner of all claims relating to my employment with the Company, and that I have not assigned or transferred any claims relating to my employment to any other person or entity.  If requested by the Company, I agree to cooperate with the Company and provide the necessary or appropriate information: (a)  in connection with the preparation of any Securities and Exchange Commission filing related to my employment, compensation or separation, including the completion of a directors and officers questionnaire; and (b) in connection with requests relating to the transition of my job responsibilities to others within the Company.

8.              I understand and agree that this Release shall not be construed at any time as an admission of liability or wrongdoing by either myself or the Company.

9.              I agree not to disparage the Company, any of its officers, directors and employees, and any shareholders and agents who I know to be shareholders or agents of the Company, in any manner likely to be harmful to its or their business, business reputation, or personal reputation;  and the current Chief Executive Officer shall not disparage me in any manner likely to be harmful to my business or personal reputations; provided, however, that either party will respond accurately and fully to any question, inquiry or request for information when required by legal process.

10.       If any one or more of the provisions contained in this Release is, for any reason, held to be unenforceable, that holding will not affect any other provision of this Release, and this Release shall then be construed as if the unenforceable provisions had never been contained in the Release.

11.       I acknowledge that I have obtained sufficient information to intelligently exercise my own judgment regarding the terms of this Release before executing this Release.  I understand that I may discuss this Release with an attorney of my choosing before signing this Release.

12.       I acknowledge that this Release was delivered to me in final form on January 5—, 2015 (the “Release Delivery Date”) and that I have been given a minimum of twenty-one (21) days from the Release Delivery Date in which to review and consider it.  I understand and acknowledge that the Company has advised me to obtain advice concerning this Release from an attorney of my choice before signing this Release. I further represent that I have had sufficient time to review and consider the terms of this Release.  I represent that if I execute this Release before the twenty-one (21)-day review/consideration period has elapsed, I do so voluntarily, and that I voluntarily waive any remaining review/consideration period.

13.       I understand that the Separation Benefits are intended to satisfy the exemptions from application of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) provided under Treasury Regulations Section 1.409A-1(b)(4)  and 1.409A-1(b)(5) and this Release will be construed to the greatest extent possible as consistent with those provisions (and any ambiguities herein shall be interpreted accordingly).  To the extent not so exempt, this Release will be construed in a manner that complies with Section 409A, and incorporates by reference all required definitions and payment terms.  However, if such exemptions are not available and I am, upon my Separation Date, a “specified employee” for purposes of Section 409A, then, solely to the extent necessary to avoid adverse personal tax consequences under Section 409A, I understand that the timing of the payment of the Separation Benefit shall be delayed until the earlier of (i) six (6) months and one day after my separation from service under Section 409A, or (ii) my death.  If the Separation Benefits are not covered by one or more exemptions from the application of Section 409A and the First Release Effective Date or the Second Release Effective Date, as applicable, could become effective in the calendar year following the calendar year in which my separation from service under Section 409A occurs, this Release will not be deemed effective until the calendar year following the calendar year in which my separation from service occurs.

14.       I acknowledge that this Release shall be governed by and construed according to the laws of the State of California, without regard to its conflicts of law principles.  I also consent to the venue and jurisdiction of the state and federal courts located in Los Angeles, California in the event that the Company takes legal action to enforce any of the terms of this Release.

15.       I understand that after executing this Release, I have the right to revoke it in writing within seven (7) days after I sign it.  I understand that any revocation of this Release must be made in writing and delivered to the Company at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367, Attention: Francis Lobo, within the seven (7) day revocation period.  I understand that I will not become entitled to the Main Separation Benefits unless and until (a) I have complied with my obligations under the Employment Agreement, (b) this Release has been executed by me and delivered to the Company prior to the expiration of the twenty-one (21) day review/consideration period measured from the Release Delivery Date, and (c) the seven (7) day revocation period has passed without my revoking the Release in writing (the date on which the Release becomes effective in accordance with such terms, “ First Release Effective Date”).  I understand that this Release may not be revoked after the seven (7) day revocation period has passed.  Provided and only if the foregoing conditions set forth in this Section 15 have been satisfied in accordance with the applicable time periods, I understand that I will be entitled to receive the Main Separation Benefits at the times set forth in this Release.

16.       I understand that, in order to receive the 2014 Bonus Payment and the COBRA Payment (as described above), I must sign this Release a second time after my employment with the Company has ended, on the Separation Date.  I acknowledge that the 2014 Bonus Payment and the COBRA Payment are additional amounts that I do not have a legal right to receive unless I sign this Release a second time on the Separation Date.  By signing this Release a second time, I will be reaffirming my agreement to all terms in this Release (including the release of claims in Section 1 of this Release) effective as of the time I sign that second time.  I understand that after I sign this Release a second time (if I do), that I will have the right to revoke that second signature in writing within seven (7) days after I sign.  I understand that any revocation of my second signature must be made in writing and delivered to the Company at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367, Attention: Francis Lobo, within the seven (7) day revocation period.  I understand that I will not become entitled to the 2014 Bonus Payment and the COBRA Payment unless and until (a) all the Company Property has been returned within the seven (7) day period measured from the Separation Date in accordance with Section 5 above, (b) I have complied with my obligations under my Employment Agreement, (c) this Release has been fully executed by me a second time on the Separation Date, and (d) the seven (7) day revocation period has passed without my revoking my second signature in writing (the date on which this Release becomes effective in accordance with such terms, “Second Release Effective Date”).  I understand that my second signature may not be revoked after the seven (7) day revocation period has passed.  Provided and only if the foregoing conditions set forth in this Section 16 have been satisfied in accordance with the applicable time periods, I understand that I will be entitled to receive the 2014 Bonus Payment and the COBRA Payment as provided above, following the Separation Date on which my second signature on this Release is effective and enforceable in accordance with its terms following the expiration of the revocation period.

EMPLOYEE’S ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THIS RELEASE, I STATE THE FOLLOWING:  I HAVE READ IT; I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT; I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

Date delivered to employee: January 5, 2015.

Executed this 5th day of January, 2015.

Robert J. Taragan

/s/ Robert J. Taragan
Employee’s signature

EMPLOYEE’S RE-ACCEPTANCE OF RELEASE (SECOND SIGNATURE)

NOTE:  THIS SECOND SIGNATURE MAY NOT BE GIVEN UNTIL ON THE SEPARATION DATE.

BEFORE SIGNING MY NAME TO THIS RELEASE A SECOND TIME, I STATE THE FOLLOWING:  I HAVE READ THE RELEASE; I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT; I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; I HAVE SIGNED IT A SECOND TIME KNOWINGLY AND VOLUNTARILY; I HAVE SIGNED THIS SECOND TIME AFTER MY EMPLOYMENT HAS ENDED; AND I HAVE SIGNED THIS SECOND TIME IN ORDER TO RECEIVE THE 2014 BONUS PAYMENT AND COBRA PAYMENT AS SPECIFIED IN THE RELEASE.

Executed this 16th day of Feb, 2015.

Robert J. Taragan

/s/ Robert J. Taragan
Employee’s signature

ACCEPTED AND AGREED BY THE COMPANY

UNITED ONLINE, INC.

DATED:	1/5/15	By:	/s/ Francis Lobo
		Name:	Francis Lobo
		Title:	President and Chief Executive Officer